                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                     ISOCOR
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                      LOGO
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER 22, 1996
                            ------------------------

TO THE SHAREHOLDERS OF ISOCOR:

     Notice is hereby given that a Special Meeting of Shareholders of ISOCOR (the "Company"), a California corporation, will be held at the principal executive offices of the Company, 3420 Ocean Park Boulevard, Santa Monica, California 90405 on Tuesday, October 22, 1996 at 9:00 a.m. local time, for the following purposes:

          1. To authorize an amendment to the Company's 1992 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 500,000 shares to an aggregate of 2,300,000 shares.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on September 17, 1996 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you decide to attend the meeting you may vote in person even if you have returned a proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JANINE M. BUSHMAN

                                          JANINE M. BUSHMAN,
                                          Vice President, Finance
                                          and Administration and CFO
Santa Monica, California
September 23, 1996

                             YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the envelope provided.

                                      LOGO
                            ------------------------

              PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of ISOCOR (the "Company"), a California corporation, for use at the Special Meeting of Shareholders to be held October 22, 1996 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders. The Special Meeting will be held at the principal executive offices of the Company, 3420 Ocean Park Boulevard, Santa Monica, California 90405. The Company's telephone number at that location is (310) 581-8100.

     These proxy solicitation materials were mailed on or about September 23, 1996 to all shareholders entitled to vote at the meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention:
Janine M. Bushman, Inspector of Elections) a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Votes cast by proxy or in person at the Special Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares represented and voting at a duly held meeting at which a quorum is present is required under California law for approval of proposals presented to shareholders. In general, California law also provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked will be voted for approval of the amendment to the Company's 1992 Stock Option Plan and as the proxy holders deem advisable on other matters that may come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

RECORD DATE AND SHARE OWNERSHIP

     Only shareholders of record at the close of business on September 17, 1996 are entitled to notice of and to vote at the meeting. As of September 17, 1996, 9,277,077 shares of the Company's Common Stock were issued and outstanding.

                                 PROPOSAL NO. 1

                    AMENDMENT OF THE 1992 STOCK OPTION PLAN

     At the Special Meeting, shareholders are being asked to approve an amendment to the 1992 Stock Option Plan (the "1992 Option Plan") that would increase the shares reserved for issuance thereunder by 500,000 shares of Common Stock to an aggregate of 2,300,000 shares.

GENERAL

     The Company's 1992 Option Plan provides for the grant of options to employees of and consultants to the Company. The aggregate number of shares reserved for issuance under the 1992 Option Plan includes options previously granted and exercised under the 1992 Option Plan. The increase in shares reserved for issuance under the 1992 Option Plan has been necessitated by the growth in the number of employees of the Company, the grant of additional stock options to current employees of the Company as previously granted options vest and become exercisable, and commitments by the Company to reserve options for issuance to employees of NetCS Informationstechnik GmbH ("NetCS"), in connection with a Stock Purchase Agreement dated August 29, 1996 among the Company, NetCS, ISOCOR B.V. and the shareholders of NetCS (the "Purchase Agreement") pursuant to which the Company acquired all of the outstanding shares of NetCS. The Company does not believe that the shares remaining available for future grant pursuant to the 1992 Option Plan are sufficient to attract new employees, retain existing employees or meet its commitments under the Purchase Agreement. The increase will provide sufficient additional stock to continue the Company's policy of equity ownership by employees and consultants as an incentive to contribute to the Company's success. The 1992 Option Plan was adopted by the Board of Directors in July 1992 and approved by the shareholders in September 1992. A total of 1,800,000 shares of Common Stock has been reserved for issuance under the 1992 Option Plan. Subject to shareholder approval, this amount would be increased to an aggregate of 2,300,000 shares.

     Options granted under the 1992 Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options at the discretion of the Board of Directors and as reflected in the terms of the written option agreement. The 1992 Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     During the year ended December 31, 1995, options to purchase 68,000 shares of Common Stock of the Company were granted pursuant to the 1992 Option Plan to all current executive officers as a group (12 persons) and options to purchase 442,400 shares of Common Stock of the Company were granted to all other employees as a group. For information with respect to the granting of options to purchase Common Stock of the Company under the 1992 Option Plan to the Company's President and the four other most highly compensated executive officers whose annual salary and bonus exceeded $100,000 for 1995, see "Option Grants in Last Fiscal Year."

     As of June 30, 1996, 63,075 shares had been issued upon exercise of options granted under the 1992 Option Plan, options for 1,269,174 shares were outstanding under the 1992 Option Plan and options for 467,751 shares remained available for future grants. Shares not purchased under an option prior to its expiration will be available for future option grants under the 1992 Option Plan. As of June 30, 1996, the fair market value of shares subject to outstanding options was $19,354,903.50, based upon the closing price of the Common Stock as reported on the Nasdaq National Market on such date.

PURPOSE

     The purposes of the 1992 Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.

ADMINISTRATION

     The 1992 Option Plan may be administered by the Board of Directors or by a committee of the Board of Directors. The 1992 Option Plan is currently being administered by the Board of Directors. The Board of Directors has the exclusive authority to grant stock options and otherwise administer the 1992 Option Plan with respect to the Company's directors and officers eligible to participate in the 1992 Option Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the 1992 Option Plan. All questions of interpretation of the 1992 Option Plan are determined by the Board of Directors or its committee and its decisions are final and binding upon all participants.

ELIGIBILITY

     The 1992 Option Plan provides that either incentive stock options or nonstatutory options may be granted to employees (including officers and directors who are also employees) of the Company or any of its subsidiaries. In addition, the 1992 Option Plan provides that nonstatutory options may be granted to consultants (not including directors who are not compensated for their services or are paid only a director's fee by the Company) of the Company or any of its subsidiaries. The Board of Directors or its committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee's services, the optionee's present and potential contribution to the success of the Company, and other relevant factors.

     The 1992 Option Plan provides that the maximum number of shares of Common Stock which may be granted under options to any one employee during any fiscal year shall be 750,000, subject to adjustment as provided in the 1992 Option Plan. There is also a limit on the aggregate market value of shares subject to all incentive stock options that may be granted to an optionee during any calendar year.

TERMS OF OPTIONS

     Each option is evidenced by a stock option agreement between the Company and the optionee. Each option is subject to the following additional terms and conditions:

          (a) Exercise of the Option. The Board of Directors or its committee determines when options may be exercised. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and by tendering of payment of the purchase price. The purchase price of the shares purchased upon exercise of an option shall be paid in consideration of such form as is determined by the Board of Directors or its committee and specified in the option agreement, and such form of consideration may vary for each option.

          (b) Exercise Price: The exercise price under the 1992 Option Plan is determined by the Board of Directors or its committee and may not be less than 100% and 85% of the fair market value of the Common Stock on the date the option is granted for incentive stock options and nonstatutory stock options, respectively. The fair market value per share is equal to the closing price on the Nasdaq National Market on the last day of trading prior to the date of grant. In the case of an option granted to an optionee who owns more than 10% of the voting power of all classes of stock of the Company, its parent or subsidiaries, the exercise price must not be less than 110% of the fair market value on the date of the grant.

          (c) Termination of Employment. If the optionee's employment or consulting relationship terminates for any reason other than disability or death, options under the 1992 Option Plan may be exercised not later than forty-five days (or such other period of time not exceeding three months in the case of an incentive stock option or six months in the case of a nonstatutory stock option as is determined by the

     Board of Directors or its committee) after such termination and may be exercised only to the extent the option was exercisable on the date of termination. In no event may an option be exercised by any person after the expiration of its term.

          (d) Disability. If an optionee is unable to continue his or her employment or consulting relationship with the Company as a result of his or her total and permanent disability, options may be exercised within twelve months (or such other period of time not exceeding twelve months as is determined by the Board of Directors or its committee) of termination and may be exercised only to the extent the option was exercisable on the date of termination, but in no event may the option be exercised after its termination date.

          (e) Death. Under the 1992 Option Plan, if an optionee should die while employed or retained by the Company, and such optionee has been continuously employed or retained by the Company since the date of grant of the option, the option may be exercised within six months after the date of death (or such other period of time, not exceeding six months, as is determined by the Board of Directors or its committee) by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent the optionee would have been entitled to exercise the option at the time of the optionee's death, but in no event may the option be exercised after its termination date.

          If an optionee should die within thirty days (or such other period of time not exceeding three months as is determined by the Board of Directors or its committee) after the optionee has ceased to be continuously employed or retained by the Company, the option may be exercised within six months after the date of death by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance to the extent that the optionee was entitled to exercise the option at the date of termination, but in no event may the option be exercised after its termination date.

          (f) Termination of Options. The 1992 Option Plan provides that options granted under the 1992 Option Plan have the term provided in the option agreement. In general, these agreements currently provide for a term of ten years. Incentive stock options granted to an optionee who, immediately before the grant of such option, owned more than 10% of the total combined voting power of all classes of stock of the Company, its parent or subsidiaries, may not in any case have a term of more than five years. No option may be exercised by any person after its expiration.

          (g) Option Not Transferable. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable only by the optionee during his or her lifetime and in the event of the optionee's death by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death.

          (h) Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1992 Option Plan as may be determined by the Board of Directors or its committee.

AMENDMENT AND TERMINATION

     The Board of Directors may amend the 1992 Option Plan at any time or from time to time or may terminate it without approval of the shareholders; provided, however, that shareholder approval is required for any amendment to the 1992 Option Plan that increases the number of shares that may be issued under the 1992 Option Plan, modifies the standards of eligibility, modifies the limitation on grants to employees described in the 1992 Option Plan or results in other changes which would require shareholder approval to qualify options granted under the 1992 Option Plan as performance-based compensation under Section 162(m) of the Code, or so long as the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), materially increases the benefits to participants that may accrue under the 1992 Option Plan. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1992 Option Plan. The 1992 Option Plan shall terminate in July 2002, provided that any options then outstanding under the 1992 Option Plan shall remain outstanding until they expire by their terms.

FEDERAL INCOME TAX ASPECTS OF THE 1992 OPTION PLAN

     Options granted under the 1992 Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory stock options.

     If an option granted under the 1992 Option Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and incur no tax liability due to the exercise although the exercise of an incentive stock option may give rise to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after receipt of the shares by the optionee, any gain will be treated as long-term capital gain under U.S. tax laws. If these holding periods are not satisfied, the optionee will recognize ordinary income under U.S. tax laws equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. The federal tax rate on long-term capital gains is capped at 28%. Capital losses are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory stock option. However, upon its exercise, under U.S. tax laws the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the exercise price. In certain circumstances, where the shares are subject to a substantial risk of forfeiture when acquired or where the optionee is an officer, director or 10% shareholder of the Company, the date of taxation under U.S. tax laws may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding by the Company by payment in cash or out of the current earnings paid to the optionee. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. The tax rate on long-term capital gains under U.S. tax laws is capped at 28%. Capital losses are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the Common Stock represented and voting at the Special Meeting is required to approve the amendment to the 1992 Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE AMENDMENT TO THE 1992 STOCK OPTION PLAN.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Company's Common Stock as of June 30, 1996 as to (i) each person who is known by the Company to beneficially own more than five percent of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers of the Company named in the Summary Compensation Table beginning on page 8, and (iv) all directors and executive officers as a group.

              5% SHAREHOLDERS, DIRECTORS, NAMED
               OFFICERS AND EXECUTIVE OFFICERS                 NUMBER OF SHARES           PERCENT
                  AND DIRECTORS AS A GROUP                    BENEFICIALLY OWNED     BENEFICIALLY OWNED
- ------------------------------------------------------------- ------------------     ------------------
Advent International Corporation(1)..........................        448,331                 5.12%
  101 Federal Street
  Boston, MA 02210
Brentwood Associates.........................................        607,618                 6.94
  11150 Santa Monica Boulevard
  Los Angeles, CA 90025
CFJPE........................................................        568,964                 6.50
  12, rue Chauchat
  75009 Paris
  FRANCE
ISO-Investors................................................        548,571                 6.26
  450 N. Roxbury Drive, Suite 600
  Beverly Hills, CA 90210
Thomson-CSF Ventures.........................................        897,084                10.24
  173 boulevard Haussman
  75415 Paris Cedex 08
  FRANCE
Bjorn Ahlen(2)...............................................         96,583                 1.10
Jean-Michel Barbier(3).......................................        897,084                10.24
Janine M. Bushman(2).........................................         20,999              *
Andrew De Mari(2)(4).........................................        302,000                 3.44
Jean Paul Elkann(5)..........................................        628,963                 7.18
Alexandra Giurgiu(6).........................................        422,618                 4.83
G. Bradford Jones(7).........................................        607,618                 6.94
Raomal Perera................................................         86,000              *
John B. Stephensen(2)........................................         57,889              *
William Wolfe(2).............................................         12,708              *
All executive officers and directors as a group (12 persons)
  (2)(3)(4)(5)(6)(7).........................................      3,120,932                35.44

- ---------------
 *  Less than 1%.

(1) Includes 99,856 shares held by Adtel L.P., 4,074 shares held by Advent International Investors L.P., 99,856 shares held by Adventact L.P. and 244,545 shares held by Eventech Ltd.

(2) Includes shares subject to options issued pursuant to the Company's 1992 Stock Option Plan which are exercisable on or before August 30, 1996 (60 days from the date of this table). Such shares include: Bjorn Ahlen: 2,583; Janine M. Bushman: 20,999; Andrew De Mari: 10,000; John B. Stephensen:
    33,889; and William Wolfe: 12,708.

(3) Includes 897,084 shares held by Thomson-CSF Ventures. Mr. Barbier, a director of the Company, is Directeur General of Thomson-CSF Ventures. Because of his position with Thomson-CSF Ventures, Mr. Barbier may be deemed to be a beneficial owner of such shares, but disclaims beneficial ownership of such shares.

(4) Excludes shares owned by Antonella De Mari, Luigi De Mari, Allessandra De Mari and Susanna De Mari, all of whom are adult members of Dr. De Mari's immediate family. Dr. De Mari disclaims beneficial ownership of such shares.

(5) Includes 568,964 shares held by CFJPE. Mr. Elkann, Chairman of the Board of Directors of the Company, was formerly president and CEO of CFJPE, with which he continues to be affiliated. Because of his position with such entity, Mr. Elkann may be deemed to be a beneficial owner of such shares, but disclaims beneficial ownership of such shares.

(6) Includes 422,618 shares held by Olivetti Holding N.V. Ms. Giurgiu, a director of the Company, is President of Olivetti Management of America, Inc., a wholly owned subsidiary of Olivetti N.V. Because of her position with Olivetti Management of America, Inc., Ms. Giurgiu may be deemed to be a beneficial owner of such shares, but disclaims beneficial ownership of such shares.

(7) Includes 607,618 shares held by Brentwood Associates. Mr. Jones, a director of the Company is a general partner of Brentwood Associates, a limited partnership. Because of his position with Brentwood Associates, Mr. Jones may be deemed to be a beneficial owner of such shares, but disclaims beneficial ownership of such shares except to the extent of his individual interest in the partnership.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are currently Jean Paul Elkann and G. Bradford Jones. Mr. Jones has not at any time been an officer or employee of the Company. During 1995, Mr. Elkann was Chairman of the Board of Directors of the Company. Andrew De Mari was a member of the Compensation Committee between May 1995 and November 1995, was President and Chief Executive Officer of the Company during 1995 and, until November 1995, was the Chief Financial Officer of the Company.

                     EMPLOYMENT AGREEMENTS WITH MANAGEMENT

     The Board of Directors elects the Company's officers and such officers serve at the discretion of the Board of Directors of the Company. Consistent with other employees of the Company's Irish operation, the Company has entered into an employment agreement with C. Raomal Perera containing customary provisions including the rate of compensation, benefits, vacation and a car allowance consistent with the terms offered to other ISOCOR managers in Ireland. In addition, his contract provides for the payment of certain management fees related to his position as General Manager of ISOCOR B.V. Mr. Perera is an "at-will" employee of the Company.

                           SUMMARY COMPENSATION TABLE

     The following table shows the compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers") for the fiscal year ended December 31, 1995.

                                                                             LONG TERM
                                                                            COMPENSATION
                                          ANNUAL COMPENSATION               ------------
                                ---------------------------------------      SECURITIES
                                             BONUS AND     OTHER ANNUAL      UNDERLYING       ALL OTHER
                                SALARY(1)  COMMISSION(2)   COMPENSATION      OPTIONS(3)      COMPENSATION
                                --------   -------------   ------------     ------------     ------------
Andrew De Mari................  $150,000      $    --        $     --           10,000         $     --
  President & CEO
Bjorn Ahlen...................  $ 80,000       90,839              --               --               --
  Senior Vice President,
  International Sales and
  Marketing
C. Raomal Perera..............  $ 80,100           --          27,000(4)            --           11,885(5)
  Senior Vice President,
  Engineering
William M. Wolfe..............  $ 90,933       40,502              --           38,000               --
  Vice President, Business
  Development and Marketing
John B. Stephensen............  $110,000           --              --               --               --
  Vice President, Product
  Management

- ---------------
(1) Includes the following amounts earned in 1995, but paid in 1996: Dr. De Mari, $23,077; Mr. Ahlen, $3,077; Mr. Wolfe, $3,712; and Mr. Stephensen, $4,231.

(2) Includes the following commissions earned in 1995, but paid in 1996: Mr. Ahlen, $15,422; and Mr. Wolfe, $12,044.

(3) On January 18, 1996, the Company's Board of Directors granted to the following Named Executive Officers, options to purchase shares of the Company's Common Stock that vest and become exercisable over four years at an exercise price of $8.00 per share in the following amounts: Mr. Perera, 8,000; Mr. Stephensen, 4,000; and Mr. Wolfe, 8,000. On August 14, 1996, the Company's Board of Directors granted to the following Named Executive Officers, options to purchase shares of the Company's Common Stock that vest and become exercisable over four years at an exercise price of $6.75 per share in the following amounts: Mr. Ahlen, 10,000; Dr. De Mari, 50,000; Mr. Perera, 20,000; and Mr. Wolfe, 10,000.

(4) Composed of management fees for the Company's Irish subsidiary, $5,400 of which was earned in 1995 but paid in 1996.

(5) Reflects reimbursement for car-related expenses.

                         OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                             ------------------------------------------------------            VALUE
                                            % OF TOTAL                                AT ASSUMED ANNUAL RATES
                                             OPTIONS                                      OF STOCK PRICE
                                             GRANTED                                       APPRECIATION
                               OPTIONS     TO EMPLOYEES   EXERCISE OR                   FOR OPTION TERM(2)
                               GRANTED      IN FISCAL      BASE PRICE    EXPIRATION   -----------------------
           NAME              (SHARES)(1)       YEAR       (PER SHARE)       DATE       5% ($)        10% ($)
- ---------------------------  -----------   ------------   ------------   ----------   --------       --------
Andrew De Mari.............     10,000          1.9%         $0.625        05/16/05   $  3,931       $  9,961
Bjorn Ahlen................         --           --              --              --         --             --
C. Raomal Perera...........         --           --              --              --         --             --
William M. Wolfe...........     28,000          5.3           0.625        01/19/05     11,006       $ 27,890
                                 6,000          1.1           1.250        07/20/05      4,717       $ 11,953
                                 4,000          0.8           1.250        09/15/05      3,144       $  7,969
John B. Stephensen.........         --           --              --              --         --             --

- ---------------
(1) For a description of the general terms of the options, see "Proposal No. 1 Amendment of the 1992 Stock Option Plan."

(2) Potential realizable values are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual realized gains, if any, on stock option exercises are dependent on future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

                       FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides certain summary information concerning the shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 1995. None of the Named Executive Officers exercised any stock options during 1995.

                                                      NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                   OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                                                   ---------------------------   ---------------------------
                      NAME                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------------------------------  -----------   -------------   -----------   -------------
Andrew De Mari...................................     10,000             --       $  68,750      $      --
Bjorn Ahlen......................................      1,916          2,804          13,173         19,278
C. Raomal Perera.................................         --             --              --             --
William M. Wolfe.................................         --         38,000              --        255,000
John B. Stephensen...............................     25,002         14,998         171,889        103,111

- ---------------
(1) Determined based on the estimated fair market value of the Common Stock of the Company of $7.50 per share at December 31, 1995.

                           COMPENSATION OF DIRECTORS

     With the exception of Jean Paul Elkann, directors of the Company do not receive any cash compensation for their services as directors. Banque JP Elkann is reimbursed at the rate of 50,000 French Francs per quarter for office, travel and entertainment expenses related to services rendered by Mr. Elkann as the Company's Chairman. All directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings. Nonemployee directors of the Company are automatically granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1996 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides that each person who is or becomes a nonemployee director of the Company and who has not previously been granted an option under the 1992 Stock Option Plan shall be granted a nonstatutory stock option to purchase 10,000 shares of the Common Stock of the Company (the "First Option") on the date on which the optionee first becomes a nonemployee director of the Company

(or January 18, 1996 with respect to directors who were nonemployee directors as of the date of adoption of the Directors' Plan). Such First Options are only granted to directors who meet the foregoing requirements who have not received an option under the 1992 Stock Option Plan; if a director who would otherwise be eligible to receive a First Option has previously received an option under the 1992 Stock Option Plan, then such director receives a modified First Option to purchase 5,000 shares of the Common Stock of the Company. Thereafter, on the first calendar day of the Company's fiscal year commencing in 1997, each nonemployee director shall be granted an additional option to purchase 2,500 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least three months.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1997 Annual Meeting must be received by the Company no later than December 31, 1996 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JANINE M. BUSHMAN

                                          JANINE M. BUSHMAN,
                                          Vice President, Finance
                                          and Administration and CFO

Dated: September 23, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   OF ISOCOR
                        SPECIAL MEETING OF SHAREHOLDERS

     The undersigned shareholder of ISOCOR, a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated September 23, 1996, and hereby appoints Andrew De Mari and Janine M. Bushman or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of ISOCOR to be held on October 22, 1996 at 9:00 a.m., local time, at the principal executive offices of the Company, 3420 Ocean Park Boulevard, Santa Monica, California 90405 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

    1. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 500,000 SHARES TO AN AGGREGATE OF 2,300,000 SHARES:

             / / FOR             / / AGAINST             / / ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1992 STOCK OPTION PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                             -----------------------------------
                                                          Signature

                                             -----------------------------------
                                                          Signature

                                             Dated:
                                             -----------------------------------

                                             NOTE: (This Proxy should be marked,
                                             dated, signed by the shareholder(s)
                                             exactly as his or her name appears
                                             hereon, and returned promptly in
                                             the enclosed envelope. Persons
                                             signing in a fiduciary capacity
                                             should so indicate. If shares are
                                             held by joint tenants or as
                                             community property, both should
                                             sign.)